                        ASSIGNMENT OF OPTION TO PURCHASE
                         AND GRANT OF OPTION TO PURCHASE

     THIS ASSIGNMENT OF OPTION TO PURCHASE AND GRANT OF OPTION TO PURCHASE (the "Assignment") dated as of March 29, 2001 is made and entered into by and between PEAPOD, INC., a Delaware corporation ("Assignor" or "Peapod"), and ARP LAKE ZURICH LLC, a Delaware limited liability company ("Assignee" or "ARP").

     WHEREAS, pursuant to a certain Real Estate Sale Contract (the "Contract") dated as of April 1, 1999, and as more fully described therein, LZCP Investors, L.L.C., an Illinois limited liability company, granted to Beacon Home Direct, Inc. ("Beacon") an option to purchase the land identified on Exhibit A attached hereto and made a part hereof (the "Land") on the terms and conditions set forth at Sections 32-35 of the Contract. Said option (the "Beacon Option") is recorded with the Lake County Recorder as document number ____________ and expires December 31, 2004;

     WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of September 7, 2000, among Assignor, Beacon, et. al., Assignor acquired all of the assets of Beacon; and

     WHEREAS, Assignor desires to assign the Beacon Option to Assignee and Assignee desires to grant to Assignor a subsequent option to purchase any interest that Assignee might acquire in the Land subject to the terms and conditions of this Assignment.

     NOW THEREFORE, in consideration of the foregoing recitals, the covenants and agreements herein contained, and for other good and valuable consideration exchanged between them, the parties agree as follows:

     1. Assignment. Assignor hereby assigns to Assignee and Assignee hereby
        ----------
accepts and assumes from Assignor all of Assignor's right, title and interest in and to the Beacon Option. Assignee agrees to undertake, perform, defend and discharge each and every duty, obligation and liability that may arise under or with respect to the exercise of the Beacon Option. Assignee shall have and possess all of the rights and privileges of the Beacon Option and any rights or privileges which may ensue after the exercise thereof.

     2. Certification and Consent. Assignor hereby certifies that (i) the terms
        -------------------------
and conditions of the Beacon Option at Sections 32 - 35 of the Contract attached hereto as Exhibit B are true, complete and in full force and effect and (ii) there are no amendments thereto. All terms and conditions of the Beacon Option shall remain in full force and effect and shall be deemed unchanged, except to the extent expressly provided herein.

     3. Peapod Option. Assignee hereby grants to Assignor an option to purchase
        -------------
any right, title and interest that Assignee might acquire in the Land, subject to the terms and conditions attached hereto as Exhibit C and made a part hereof. ARP and

Peapod shall prepare and record a memorandum of Peapod's option rights which shall include a provision for its termination in accordance with the terms and conditions at Exhibit C.

     4. Authority. Assignor and Assignee each represent and warrant that: (a) it
        ---------
has full power and authority to execute, deliver and perform this Assignment;
(b) the execution, delivery and performance of this Assignment has been duly authorized by its Board of Directors and does not require further authorization or consent from any other person or entity; and (c) the Assignment has been duly authorized, executed and delivered and is enforceable in accordance with its terms, except as such legality, validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws effecting creditor's rights generally or by equitable principles relating to the availability of remedies.

     5. Notices. Notices shall be in writing executed by an authorized person
        -------
and delivered personally, by registered or certified mail, courier, or facsimile. To the extent any notices are delivered pursuant to the terms and conditions of the Beacon Option or the Peapod Option (as defined in Exhibit C), the provisions of this Paragraph 5 shall remain subject thereto and shall not be construed in any way to contradict, lessen or expand the notice requirements under either of the Beacon Option or the Peapod Option. Notice shall be deemed to have been delivered by facsimile upon confirmed receipt and, by mail or courier, upon the earlier of (i) receipt or (ii) five business (5) days after the notice is deposited in the mail or placed with the courier for delivery to the intended party to this Agreement at the following address (or at such other address as that party may designate in writing):

                  If to Assignor (Peapod):

                  Peapod, Inc.
                  9933 Woods Drive
                  Skokie, Illinois  60077
                  Attn:  Andrew Parkinson
                  Facsimile:  (847) 563-9400
                  Voice Confirmation No.:  (847) 583-6239



                  If to Assignee (ARP):

                  ARP Lake Zurich LLC
                  c/o Ahold Real Properties, LLC
                  14101 Newbrook Drive
                  Chantilly, Virginia  20151
                  Attn:  Daniel C. Tiedge
                  Facsimile:  (703) 961-6051
                  Voice Confirmation No.:  (703) 961-6083

     6. Governing Law. This Assignment shall be governed and construed in
        -------------
accordance with the laws of the State of Illinois without reference to its conflicts of laws principles.

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

     7. Counterparts. This Assignment may be executed in multiple counterparts,
        ------------
all of which when taken together shall constitute one and the same instrument. The signatures may be delivered via facsimile and shall be deemed effective upon such delivery; however, the original signature for each facsimile signature shall be promptly forwarded to the other party via U.S. mail or reputable courier.

     IN WITNESS WHEREOF, the parties have caused this Assignment to be executed the day and year first above written.

                                        Assignor:

                                        PEAPOD, INC, a Delaware corporation.

                                        By:  /s/ Marc van Gelder
                                            ------------------------------
                                        Name: Marc van Gelder
                                             -----------------------------
                                        Title: President and CEO
                                              ----------------------------


                                        Assignee:

                                        ARP LAKE ZURICH LLC, a Delaware
                                        limited liability company.

                                        By:   AHOLD REAL PROPERTIES LLC,
                                              its sole member

                                              By:  /s/ Daniel Tiedge
                                                  -------------------------
                                              Name: Daniel Tiedge
                                                   ------------------------
                                              Title: Vice President
                                                    -----------------------

                                    EXHIBIT A

                             Description of the Land
                                 (see attached)

                                    EXHIBIT B

                            Real Estate Sale Contract
                                 (see attached)

                                    EXHIBIT C

                                 Peapod Option/1/

     ARP hereby grants to Peapod, until December 31, 2004 (unless sooner terminated as provided below), the option to purchase all right, title and interest that ARP might acquire in the Land identified on Exhibit A of the Assignment to which this Exhibit C is attached in accordance with the terms below (the "Peapod Option").

     The purchase price for all right, title and interest Land shall be adjusted to an amount which is equal to the actual costs incurred by ARP to acquire, hold and maintain the Land, plus an additional 8.00% per annum from the time the actual costs are incurred, prorated for any partial year (the "Purchase Price") as set forth in a certificate to be delivered by ARP to Peapod following receipt of the Peapod Option Exercise Notice (as defined below).

     Subject to early termination as provided below, Peapod shall exercise the Peapod Option by service of written notice upon ARP (the "Peapod Option Exercise Notice") on or before December 31, 2004, or the Peapod Option shall lapse and be of no further force and effect. However, ARP may accept an offer from a third party provided that ARP shall first notify Peapod that ARP intends to enter into negotiations with a third party to sell all or a portion of the Land (the "Third Party Notice"), which Third Party Notice shall specify that part of the Land that ARP intends to sell (the "Offered Property"). Peapod shall have fifteen
(15) days from receipt of the Third Party Notice to elect to exercise the Peapod Option. If Peapod exercises the Peapod Option during the fifteen (15) day period, the Peapod Option Exercise Notice must specify that Peapod elects to exercise the Peapod Option for either (i) the entire Offered Property, or (ii) the Land. In the event that Peapod fails during the fifteen (15) day period to exercise the Peapod Option, specifying the property to be purchased as provided above, accompanied by the earnest money as set forth below, the Peapod Option on the Offered Property shall lapse and be of no further force and effect unless ARP fails to enter into a contract with a prospective purchaser within ninety
(90) days of Peapod's receipt of the Third Party Notice or fails to close the sale within one year of Peapod's receipt of the Third Party Notice, in either of which events the Peapod Option shall again be in full force and effect. The Peapod Option shall remain in effect for any portion of the Land held by ARP which has not been placed under contract with or sold to a third party in accordance herewith.

     In the event Peapod exercises the Peapod Option, the terms of the Contract shall govern the rights and obligations of Peapod, as purchaser, and ARP, as seller, with respect to the conveyance of the Land as if the Contract applied to the Land, except that: (i) the provisions relating to the Infrastructure (as defined in the Contract) shall not apply, (ii) there shall be a 10% earnest money deposit requirement, which must be posted concurrently with the exercise of the Peapod Option, (iii) there shall be no contingencies, and (iv) closing shall occur within sixty (60) days of the exercise of the Peapod Option.

--------
1 Capitalized terms used in this Exhibit C and not otherwise defined in this Exhibit C shall have the meanings given to such terms in the main body of the Assignment to which this Exhibit C is attached and into which this Exhibit C is incorporated.


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